                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

Filed by the Registrant  /X/

Filed by a Party other than the Registrant /_/

Check the appropriate box:

     /_/  Preliminary Proxy Statement

     /_/  Confidential,  for Use of the  Commission  Only (as  permitted by Rule
          14a-6(e)(2))

     /_/  Definitive Proxy Statement

     /_/  Definitive Additional Materials

     /X/  Soliciting Material Under Rule 14a-12

                       LONE STAR STEAKHOUSE & SALOON, INC.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required.

     /_/  Fee  computed on table below per Exchange  Act Rules  14a-6(i)(1)  and
          0-11.

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)  Proposed maximum aggregate value of transaction:

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     (5)  Total fee paid:

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     /_/  Fee paid previously with preliminary materials:

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     /_/  Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid

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     (2)  Form, Schedule or Registration Statement No:

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     (3)  Filing Party:

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     (4)  Date Filed:

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         This filing consists of a press release issued by the Registrant on
August 18, 2006:

CONTACT:

LONE STAR STEAKHOUSE & SALOON, INC.
Rubenstein Associates, Inc.
Marcia Horowitz
(212) 843-8014

LONE STAR FUNDS
Ed Trissel
Vistance Group
212.935.2071

             LONE STAR STEAKHOUSE & SALOON, INC. ANNOUNCES AGREEMENT
                        TO BE ACQUIRED BY LONE STAR FUNDS

         Wichita, Kansas, August 18, 2006 - Lone Star Steakhouse & Saloon, Inc.
(Nasdaq: STAR) announced today that it had signed a definitive agreement to be acquired by affiliates of Lone Star Funds, a Dallas-based private equity firm, for $27.10 per share in cash, a 15% premium to its closing price on August 17,
2006. The total value of the transaction is over $600 million.

         The Board of Directors of Lone Star Steakhouse & Saloon approved the agreement in a special meeting today. The transaction is subject to stockholder approval and other customary conditions and is expected to be completed during the fourth quarter of 2006.

          In making the announcement, Jamie B. Coulter, Chief Executive Officer of Lone Star Steakhouse & Saloon, said, "We are pleased with the terms of this transaction and believe it is in the best interests of the Company's stockholders."

         Len Allen, President of Lone Star Funds' U.S. operations, said, "We have a history of buying well-known consumer brands and we believe Lone Star
Steakhouse & Saloon is a great addition to our portfolio."

         A special meeting of stockholders of Lone Star Steakhouse & Saloon will be announced soon to obtain stockholder approval of the transaction. In view of the pending transaction, Lone Star Steakhouse & Saloon does not anticipate paying a cash dividend for the 2006 third quarter, but intends to subsequently pay this dividend to its stockholders if for any reason the transaction is not consummated.

         North Point Advisors LLC and Thomas Weisel Partners LLC are serving as financial advisors to Lone Star Steakhouse & Saloon and Piper Jaffray & Co. is
serving as financial advisor to Lone Star Funds. Olshan Grundman Frome
Rosenzweig & Wolosky LLP and Jenkens & Gilchrist, P.C. acted as legal advisors to Lone Star Steakhouse & Saloon and Lone Star Funds, respectively.

         About Lone Star Steakhouse & Saloon, Inc.

         Lone Star Steakhouse & Saloon currently owns and operates 222 domestic
Lone Star Steakhouse & Saloon restaurants, 15 Sullivan's Steakhouse restaurants, five Del Frisco's Double Eagle Steak House restaurants, one Frankie's Italian
Grille restaurant and 22 Texas Land & Cattle Steak House restaurants. Licensees operate four domestic and 13 international Lone Star restaurants, and one domestic Del Frisco's Double Eagle Steak House restaurant.

         About Lone Star Funds

         Lone Star Funds, based in Dallas, is a leading U.S. private equity firm that manages more than USD $13 billion in assets and investments in North
America, Europe and Asia.

         This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Although the
Company believes the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, there can be no assurance that the forward-looking statements contained in this press release will prove to be accurate.

            In connection with the proposed transaction, the Company will file a proxy statement with the Securities and Exchange Commission. INVESTORS AND
SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT WHEN IT BECOMES
AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed by the Company at the Securities and Exchange Commission's web
site at www.sec.gov. The proxy statement and such other documents may also be obtained for free from the Company by directing such request to the Company,
Attention: Gerald T. Aaron, Secretary, Lone Star Steakhouse & Saloon, Inc., 224
East Douglas, Suite 700, Wichita, Kansas 67202, Telephone: (316) 264-8899.

            The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Company's participants in the solicitation is set forth in the Company's proxy statements and Annual
Reports on Form 10-K, previously filed with the Securities and Exchange
Commission, and in the proxy statement relating to the transaction when it becomes available.